CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Film Roman, Inc. Stock Option Plan of our report dated March 10, 1999, with respect to the consolidated financial statements of Film Roman, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


Los Angeles, CA                             /s/ Ernst & Young LLP
June 14, 1999                               ERNST & YOUNG LLP